EXHIBIT 10.28

November 3, 2000


Mr. Todd Carlson
1000 Blue Ridge Place
Richardson, TX   75080


Dear Todd:

On the behalf of Digex Incorporated, I am pleased to offer you the position of Senior Vice President of Business Operations, reporting to Mark Shull, Chief Executive Officer. This offer is a promotion to a full-time position.

COMPENSATION

Your annual base salary will be $250,000 (based on 52 weeks of service). Salaries are reviewed annually, and increases are granted based on individual performance during the year and in accordance with Company policy.

You will be eligible to participate in Digex's Executive Management Incentive Compensation Plan. In this position, you will be eligible for a bonus of 50% of your base salary. At 100% of objective achievement your total potential cash compensation is $375,000.

The incentive will be prorated on the base pay received during the current fiscal calendar year. This incentive opportunity is contingent upon the achievement of corporate and individual objectives as determined by your departmental management.

STOCKS

This offer includes a stock option grant increase covering an aggregate of 100,000 shares of Digex common stock contingent upon approval by the Compensation Committee of the Board of Directors. You will be granted 87,500 shares at an exercised price equal to the market price of Digex Inc. common stock on the date that the grant is approved and the remaining 12,500 shares at an exercised price equal to $20.00 less than the market price referenced above. Your total Digex, Inc. common stock options will now equal 200,000 shares.

Vesting of the award will begin with the approval of the grant and will continue over a four-year period. 25% of the shares covered by the option will vest one year following the date of grant. The balance of the shares will vest in equal quarterly installments over the next three years so long as you continue to be employed by Digex. Additionally, upon a "change in control" as defined in the stock option plan (attached), this grant will fully vest one year following such change.

Details will be provided in your Grant Agreement upon approval by the Board of Directors. The option will be issued pursuant to the Company's long-term Incentive Plan and will be subject to all the terms and conditions of that plan.

BENEFITS

As an employee of Digex you will be entitled to all employee benefits: Medical insurance, medical and prescription drug card, dental insurance, short and long-term disability, life insurance, 401(k) plan, educational reimbursement, holidays, sick leave, vacation time, military leave, bereavement leave, voting time off and jury duty leave. Your medical benefits will be effective the first day of the month following your start of employment. An outline of these benefits is attached. Should you have any benefit questions, please contact Ms Jamie Starr, Manager of Benefits at 240-264-2491.

TODD CARLSON
page 2
November 3, 2000

TEMPORARY HOUSING/COMMUTING EXPENSES

This offer does not include relocation, however Digex will provide suitable temporary housing and commuting expenses on an ongoing basis while employed at Digex. It is understood that you will be located in Dallas, Texas.

As you know, in the ordinary course of business, pay and benefits plans evolve as laws, employee, and / or business need change. If, in the future, it becomes necessary to change any of the benefit or compensation plans currently in effect, these changes will apply to you as they do to other eligible employees. Furthermore, while this letter is our commitment to employ you in the previously mentioned position, it does not constitute a contract for a specific length of employment.

Kindly acknowledge your acceptance of this offer by signing and dating the enclosed copy of this letter and returning it to me by November 10, 2000. If we do not receive your acceptance of this offer by the close of business on the above date, this offer will be withdrawn without further liability of either party to the other.

If you have any questions or need additional information, please feel free to call me at (240) 264-4712 or fax at (240) 264-2666. I wish you success in the continuation of your career with Digex.

Sincerely yours,

/s/  MARK SHULL

Mark Shull
CEO, President


cc:      T. Adams
         D. Ruberg
         D. Gay


Encl.

/s/ TODD R. CARLSON                     11/7/100                  10/01/00
-----------------------------          ----------                -----------
Accepted: Todd Carlson                 Date:                     Start Date:

November 3, 2000


Mr. Todd Carlson
1000 Blue Ridge Place
Richardson, TX   75080

Dear Todd:

This letter amends the offer letter that was sent to you on July 6, 2000. Unfortunately, this letter contained incorrect information regarding the number of stock options that were to be submitted to the Compensation Committee of the Board of Directors for approval. This letter seeks to correct that administrative error.

On the behalf of Digex Incorporated, I am pleased to offer you the position of Senior Vice President of Business Operations, reporting to Mark Shull, Chief Executive Officer. This is a regular part time position that will require you to work in the Washington, DC area a minimum of 10 days per month.

COMPENSATION
Your annual base salary will be $125,000 (based on 52 weeks of service). Salaries are reviewed annually, and increases are granted based on individual performance during the year and in accordance with Company policy.

You will be eligible to participate in Digex's Executive Management Incentive Compensation Plan. In this position, you will be eligible for a bonus of 50% of your base salary. At 100% of objective achievement your total potential cash compensation is $187,500.

The incentive will be prorated on the base pay received during the current fiscal calendar year. This incentive opportunity is contingent upon the achievement of corporate and individual objectives as determined by your departmental management.

STOCKS
This offer includes a stock option grant covering an aggregate of 100,000 shares of Digex common stock contingent upon approval by the Compensation Committee of the Board of Directors. You will be granted 87,500 shares at an exercised price equal to the market price of Digex Inc. common stock on the date that the grant is approved and the remaining 12,500 shares at an exercised price equal to $20.00 less than the market price referenced above.

Vesting of the award will begin with the approval of the grant and will continue over a four-year period. 25% of the shares covered by the option will vest one year following the date of grant. The balance of the shares will vest in equal quarterly installments over the next three years so long as you continue to be employed by Digex. Details will be provided in your Grant Agreement upon approval by the Board of Directors. The option will be issued pursuant to the Company's long-term Incentive Plan and will be subject to all the terms and conditions of that plan.

BENEFITS
As an employee of Digex you will be entitled to all employee benefits: Medical insurance, medical and prescription drug card, dental insurance, short and long-term disability, life insurance, 401(k) plan, educational reimbursement, holidays, sick leave, vacation time, military leave, bereavement leave, voting time off and jury duty leave. Your medical benefits will be effective the first day of the month following your start of employment. An outline of these benefits is attached. Should you have any benefit questions, please contact Ms. Jamie Starr, Manager of Benefits, 240-264-2491

TODD CARLSON
page 2
November 3, 2000

TEMPORARY HOUSING/COMMUTING EXPENSES
This offer does not include relocation, however Digex will provide suitable temporary housing and commuting expenses on an ongoing basis while employed at Digex. It is understood that you will be located in Dallas, Texas. However you are expected to work a minimum of ten (10) days per month in the Washington, DC area.

This offer is contingent on the following:
- Your acknowledgement and execution of our "Employee Agreement Regarding Intellectual Property and Proprietary Information", which will be reviewed and authorized by you and a company representative.

- Proof that you are legally authorized to work in the United States per Immigration Reform Act of 1986 (see attachment A).

-   Completion of the enclosed employment application.

As you know, in the ordinary course of business, pay and benefits plans evolve as laws, employee, and / or business need change. If, in the future, it becomes necessary to change any of the benefit or compensation plans currently in effect, these changes will apply to you as they do to other eligible employees. Furthermore, while this letter is our commitment to employ you in the previously mentioned position, it does not constitute a contract for a specific length of employment.

Kindly acknowledge your acceptance of this offer by signing and dating the enclosed copy of this letter and returning it to me by July 14, 2000. If we do not receive your acceptance of this offer by the close of business on the above date, this offer will be withdrawn without further liability of either party to the other.

If you have any questions or need additional information, please feel free to call me at (240) 264-4712 or fax at (240) 264-2666. I am looking forward to your joining the Digex Executive Management Team and feel it will be a mutually beneficial relationship. I wish you success in the continuation of your career with Digex.

Sincerely yours,

/s/ MARK SHULL

Mark Shull
CEO, President


cc:     D. Gay
        D. Ruberg

/s/ TODD CARLSON                        11/7/00                  7/01/00

-----------------------------          ----------                -------------
Accepted: Todd Carlson                      Date:                Start Date: